                                  VENTURE SPVL
                        ILLUSTRATION SAMPLE CALCULATIONS

THE ASSUMED POLICYHOLDER

Male standard nonsmoker, age 55. Face Amount $305,427.

Single premium of $100,000 paid at issue.

Assuming current cost of insurance rates and a hypothetical gross annual investment return of 12%.

The sample calculations are shown for policy year 5 month 1.

The following is a detailed representation of the interim policy value calculations during policy year 5.

             BEGINNING                                                                  MONTHLY NET          ENDING
              POLICY            M&E          PREMIUM        ADMIN          COI          INVESTMENT           POLICY
POLICY        VALUE           CHARGE           LOAD         CHARGE        CHARGE          FACTOR             VALUE
MONTH        (Step 1)        (Step 2a)      (Step 2b)     (Step 2c)     (Step 2d)         (Step 3)          (Step 4)
---------------------------------------------------------------------------------------------------------------------
  1         139,891.85        104.92          41.94         21.48         81.74          1.0086854         140,854.62
  2         140,854.62        105.64          42.22         21.57         81.26          1.0086854         141,825.12
  3         141,825.12        106.37          42.52         21.67         80.78          1.0086854         142,803.40
  4         142,803.40        107.10          42.81         21.77         80.29          1.0086854         143,789.54
  5         143,789.54        107.84          43.10         21.87         79.80          1.0086854         144,783.60
  6         144,783.60        108.59          43.40         21.97         79.31          1.0086854         145,785.63
  7         145,785.63        109.34          43.70         22.07         78.81          1.0086854         146,795.70
  8         146,795.70        110.10          44.01         22.17         78.31          1.0086854         147,813.88
  9         147,813.88        110.86          44.31         22.27         77.81          1.0086854         148,840.23
  10        148,840.23        111.63          44.62         22.37         77.30          1.0086854         149,874.82
  11        149,874.82        112.41          44.93         22.48         76.79          1.0086854         150,917.71
  12        150,917.71        113.19          45.24         22.58         76.27          1.0086854         151,968.97

THE GROSS ANNUAL INVESTMENT RETURNS

Derivation of annual subaccount rate of return from hypothetical gross annual investment return.

     Annual Net SubAccount Rate of Return = Hypothetical Gross Annual Investment Return - Assumed Investment Management Fees and Expenses* = 12% - 1.065% = 10.935%

     * Investment management fees and expenses vary by subaccount. Actual investment management fees and expenses will vary with the policyholder's allocation of premium and policy value between the available subaccounts. Investment management fees and expenses represent investment advisory fees and other expenses paid by the portfolios. This illustration reflects an average of the current expenses for the available subaccounts, which is 10.935% per annum, in absence of expense reimbursements.

THE ILLUSTRATED POLICY VALUES

How the Policy Value is Calculated:

     Ending Policy Value = (Beginning Policy Value - Total Monthly Deductions) x (Monthly Net Investment Factor)

Step 1: The Beginning Policy Value

     The Beginning Policy Value is the policy value at the end of the previous month.

     For year 5 month 1, the Beginning Policy Value is the policy value in year 4 month 12, or $139,891.85

Step 2: Calculating the Total Monthly Deductions

     Total Monthly Deductions = Mortality and Expense Risk Charge + Premium Load + Administrative Charge + Cost of Insurance Charge

     Step 2a: Mortality and expense risk charge (M&E) of 0.0750% of the policy value per month. M&E = beginning policy value x 0.0750% = $139,891.85 x 0.0750% = $104.92

     Step 2b:Premium load of 0.030% of the policy value less mortality and expense charge.
     Premium Load = 0.030% x ($139,891.85 - $104.92 ) = $41.94

     Step 2c: Administrative charge of $7.50 plus 0.010% of policy value less mortality and expense risk charge.
     Administrative Charge = $7.50 + [0.010% x ($139,891.85 - $104.92)] = $21.48

     Step 3c: Cost of Insurance (COI) Charge = Monthly COI rate x [(Face Amount/ Discount Factor) - (Beginning Policy Value - M&E charge - Premium Load - Administrative charge)]

          In the illustrated example, the Monthly COI rate for year 5 is
          0.00049625 , the Face Amount is $305,427 and the Discount Factor is 1.0032737

     COI Deduction = 0.00049625 x [($305,427 / 1.0032737) - ($139,891.85 -
     $104.92 - $41.94 - $21.48)] = $81.74

     Total Monthly Deductions = $104.92 + $41.94 + $21.48 + $81.74 = $250.08

Step 3: Determining the Net Investment Factor

     The value of a unit of each sub-account was initially fixed at $10.00. For each subsequent Business Day the unit value for that sub-account is determined by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the that sub-account on such subsequent Business Day.

     The net investment factor for a sub-account on any Business Day is equal to
     (a) divided by (b) where:

     a) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of such Business Day before any policy transactions are made on that day; and

     b) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of the immediately preceding Business Day after all policy transactions were made for that day;

     The value of a unit may increase, decrease, or remain the same, depending on the investment performance of a sub-account from one Business Day to the next.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 10.935% net annual subaccount rate of return:

     Monthly Net Investment Factor (hypothetical) = (1 + 0.10935) to the power of 1/12 = 1.0086854

Step 4: Ending Policy Value

     Ending Policy Value = (Beginning Policy Value - Total Monthly Deductions) x (Monthly Net Investment Factor)

     For year 5 month 1 Ending Policy Value = ( $139,891.85 - $250.08 ) x (
     1.0086854 ) = $140,854.62

THE ILLUSTRATED CASH SURRENDER VALUES

How the Cash Surrender Value is Calculated:

     Cash Surrender Value = Ending Policy Value - Surrender Charge

     The Surrender Charge for year 5 month 12 in this illustration is $5,083.33

     Cash Surrender Value month 12 = $151,968.97 - $5,083.33 = $146,885.64

THE ILLUSTRATED DEATH BENEFITS

How the Death Benefit is determined:

     Death Benefit = greater of [Face Amount] or [Policy Value x Minimum Death Benefit Percentage]

     In year 5 of the illustration, the attained age of the policyholder is 59 and the applicable Minimum Death Benefit Percentage is 134%.

     Death Benefit = greater of [$305,427] or [134% x $151,968.97] = $305,427

THE CALCULATIONS IN OTHER POLICY YEARS

How the Policy Value calculation will differ in other years:

      The monthly M&E charge is 0.075% for the first 10 policy years and 0.025% thereafter.

     The premium load is 0.030% for the first 10 policy years and 0% thereafter.

     The administration charge is $7.50 plus 0.010% for all policy years.

     The monthly COI rates will vary by attained age.

How the Cash Surrender Value will differ in other years:

     The surrender charge is based on the policy value and on a grading percentage which decreases from policy year 1 to 9, and is zero for year 10 and later. Within a policy year, the grading percentages are interpolated on a monthly basis.

POLICY       SURRENDER CHARGE
YEAR        GRADING PERCENTAGE
------------------------------
  1              10.00%
  2               9.00%
  3               9.00%
  4               7.00%
  5               6.00%
  6               5.00%
  7               4.00%
  8               3.00%
  9               1.50%
 10+              0.00%

How the Death Benefit will differ in other years:

     The death benefit is the Face Amount of the policy or, if greater, the Minimum Death Benefit. The Minimum Death Benefit is required to ensure the policy continues to qualify as life insurance under the Internal Revenue Code, and is equal to the Policy Value times the applicable Minimum Death Benefit Percentage.

                            VENTURE SURVIVORSHIP SPVL
                        ILLUSTRATION SAMPLE CALCULATIONS

THE ASSUMED POLICYHOLDERS

Male standard nonsmoker, age 55 and female standard nonsmoker, age 50. Face Amount $571,810. Single premium of $100,000 paid at issue.

Assuming current cost of insurance rates and a hypothetical gross annual investment return of 12%.

The sample calculations are shown for policy year 5 month 1.

The following is a detailed representation of the interim policy value calculations during policy year 5.

             BEGINNING                                                                   MONTHLY NET          ENDING
              POLICY             M&E           PREMIUM        ADMIN         COI          INVESTMENT           POLICY
POLICY         VALUE           CHARGE           LOAD         CHARGE       CHARGE           FACTOR             VALUE
 MONTH       (Step 1)         (Step 2a)       (Step 2b)     (Step 2c)    (Step 2d)        (Step 3)           (Step 4)
----------------------------------------------------------------------------------------------------------------------
   1        142,580.86         106.94           42.74         21.75        10.29          1.0086854         143,635.93
   2        143,635.93         107.73           43.06         21.85        10.26          1.0086854         144,698.97
   3        144,698.97         108.52           43.38         21.96        10.24          1.0086854         145,770.03
   4        145,770.03         109.33           43.70         22.07        10.21          1.0086854         146,849.19
   5        146,849.19         110.14           44.02         22.17        10.19          1.0086854         147,936.48
   6        147,936.48         110.95           44.35         22.28        10.16          1.0086854         149,031.99
   7        149,031.99         111.77           44.68         22.39        10.13          1.0086854         150,135.77
   8        150,135.77         112.60           45.01         22.50        10.11          1.0086854         151,247.88
   9        151,247.88         113.44           45.34         22.61        10.08          1.0086854         152,368.39
  10        152,368.39         114.28           45.68         22.73        10.05          1.0086854         153,497.36
  11        153,497.36         115.12           46.01         22.84        10.03          1.0086854         154,634.85
  12        154,634.85         115.98           46.36         22.95        10.00          1.0086854         155,780.92

THE GROSS ANNUAL INVESTMENT RETURNS

Derivation of annual subaccount rate of return from hypothetical gross annual investment return.

     Annual Net SubAccount Rate of Return = Hypothetical Gross Annual Investment Return - Assumed Investment Management Fees and Expenses* = 12% - 1.065% = 10.935%

     * Investment management fees and expenses vary by subaccount. Actual investment management fees and expenses will vary with the policyholder's allocation of premium and policy value between the available subaccounts. Investment management fees and expenses represent investment advisory fees and other expenses paid by the portfolios. This illustration reflects an average of the current expenses for the available subaccounts, which is 1.065% per annum, in absence of expense reimbursements.

THE ILLUSTRATED POLICY VALUES

How the Policy Value is Calculated:

     Ending Policy Value = (Beginning Policy Value - Total Monthly Deductions) x (Monthly Net Investment Factor)

Step 1: The Beginning Policy Value

     The Beginning Policy Value is the policy value at the end of the previous month.

     For year 5 month 1, the Beginning Policy Value is the policy value in year 4 month 12, or $142,580.86

Step 2: Calculating the Total Monthly Deductions

     Total Monthly Deductions = Mortality and Expense Risk Charge + Premium Load + Administrative Charge + Cost of Insurance Charge

     Step 2a: Mortality and expense risk charge (M&E) of 0.0750% of the policy value per month.
     M&E = beginning policy value x 0.0750% = $142,580.86 x 0.0750% = $106.94

     Step 2b: Premium load of 0.030% of the policy value less mortality and expense charge.
     Premium Load = 0.030% x ($142,580.86 - $106.94) = $42.74

     Step 2c: Administrative charge of $7.50 plus 0.010% of policy value less mortality and expense risk charge.
     Administrative Charge = $7.50 + [0.010% x ($142,580.86 - $106.94)] = $21.75

     Step 3c: Cost of Insurance (COI) Charge = Monthly COI rate x [(Face Amount/ Discount Factor) - (Beginning Policy Value - M&E charge - Premium Load - Administrative charge)]

          In the illustrated example, the Monthly COI rate for year 5 is 0.00002407, the Face Amount is $571,810 and the Discount Factor is 1.0032737

     COI Deduction = 0.00002407 x [($571,810 / 1.0032737) - ($142,580.86 -
     $106.94 - $42.74 - $21.75)] = $10.29

     Total Monthly Deductions = $106.94 + $42.74 + $21.75 + $10.29 = $181.72

Step 3: Determining the Net Investment Factor

     The value of a unit of each sub-account was initially fixed at $10.00. For each subsequent Business Day the unit value for that sub-account is determined by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the that sub-account on such subsequent Business Day.

     The net investment factor for a sub-account on any Business Day is equal to
     (a) divided by (b) where:

     a) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of such Business Day before any policy transactions are made on that day; and

     b) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of the immediately preceding Business Day after all policy transactions were made for that day;

     The value of a unit may increase, decrease, or remain the same, depending on the investment performance of a sub-account from one Business Day to the next.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 10.935% net annual subaccount rate of return:

     Monthly Net Investment Factor (hypothetical) = (1 + 0.10935) to the power of 1/12 = 1.0086854

Step 4: Ending Policy Value

     Ending Policy Value = (Beginning Policy Value - Total Monthly Deductions) x (Monthly Net Investment Factor)
     For year 5 month 1 Ending Policy Value = ($142,580.86 - $181.72) x (1.0086854) = $143,635.93

THE ILLUSTRATED CASH SURRENDER VALUES

How the Cash Surrender Value is Calculated:

     Cash Surrender Value = Ending Policy Value - Surrender Charge

     The Surrender Charge for year 5 month 12 in this illustration is $5,083.33

     Cash Surrender Value month 12 = $155,780.92 - $5,083.33 = $150,697.59

THE ILLUSTRATED DEATH BENEFITS

How the Death Benefit is determined:

     Death Benefit = greater of [Face Amount] or [Policy Value x Minimum Death Benefit Percentage]

     In year 5 of the illustration, the attained age of the younger policyholder is 54 and the applicable Minimum Death Benefit Percentage is 157%.

     Death Benefit = greater of [$571,810] or [157% x $155,780.92] = $571,810

THE CALCULATIONS IN OTHER POLICY YEARS

How the Policy Value calculation will differ in other years:

     The monthly M&E charge is 0.075% for the first 10 policy years and 0.025% thereafter.

     The premium load is 0.030% for the first 10 policy years and 0% thereafter.

     The administration charge is $7.50 plus 0.010% for all policy years.

     The monthly COI rates will vary by the attained ages of the policyholders.

How the Cash Surrender Value will differ in other years:

     The surrender charge is based on the policy value and on a grading percentage which decreases from policy year 1 to 9, and is zero for year 10 and later. Within a policy year, the grading percentages are interpolated on a monthly basis.

                SURRENDER CHARGE
POLICY YEAR     GRADING PERCENTAGE
----------------------------------
    1                10.00%
    2                 9.00%
    3                 9.00%
    4                 7.00%
    5                 6.00%
    6                 5.00%
    7                 4.00%
    8                 3.00%
    9                 1.50%
   10+                0.00%

How the Death Benefit will differ in other years:

     The death benefit is the Face Amount of the policy or, if greater, the Minimum Death Benefit. The Minimum Death Benefit is required to ensure the policy continues to qualify as life insurance under the Internal Revenue Code, and is equal to the Policy Value times the applicable Minimum Death Benefit Percentage.